Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inogen, Inc.

Goleta, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 15, 2013, relating to the financial statements of Inogen, Inc. as of and for the year ended December 31, 2012, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

November 27, 2013